UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 14, 2016

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2016, Pier 1 Imports, Inc. (the “Company”) issued a press release providing updated financial guidance regarding the Company’s fiscal third quarter ending November 26, 2016.  A copy of this press release is attached as Exhibit 99.1 and is being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing the Company’s participation at the Raymond James Boston Fall Investors Conference being held November 15, 2016, at The State Room in Boston, Massachusetts.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
99.1

Press release dated November 14, 2016, providing updated financial guidance for the Company’s fiscal third quarter ending November 26, 2016, and announcing the Company’s participation at the Raymond James Boston Fall Investors Conference being held November 15, 2016, at The State Room in Boston, Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	November 14, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated November 14, 2016, providing updated financial guidance for the Company’s fiscal third quarter ending November 26, 2016, and announcing the Company’s participation at the Raymond James Boston Fall Investors Conference being held November 15, 2016, at The State Room in Boston, Massachusetts.